EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Curis, Inc. of our report dated March 8, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Curis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 3, 2018